                                                                      Ex. 10.62

                           ASSET PURCHASE AGREEMENT
                                BY AND BETWEEN
                        FOUNDATION HEALTH SYSTEMS, INC.
                                      AND
                              ACCESS HEALTH, INC.

                           ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of the 31st day of December, 1998, is entered into by and between Foundation Health Systems, Inc. ("SELLER"), a corporation incorporated under the laws of the State of California, and Access Health, Inc. ("BUYER"), a corporation incorporated under the laws of the State of Delaware.

          WHEREAS, Seller owns certain assets used in connection with the provision of call center services through a telephone triage system (the "BUSINESS"); and

          WHEREAS, Seller desires to sell the assets associated with the Business, as more fully described herein, and Buyer desires to purchase and assume all such assets.

          NOW, THEREFORE, in consideration of the premises and subject to the representations, warranties, covenants and conditions contained herein, the parties agree as follows:

                                   ARTICLE 1.
                                 SALE OF ASSETS

     SECTION 1.01   SALE OF ASSETS.

          (a) Seller agrees that, at the Closing, as defined in Section 1.06 herein, it shall sell, transfer, and deliver to Buyer, for the consideration hereinafter provided, the clinical content used by Seller in the Business, described in Schedule 1.01(a), including all clinical assessment guidelines, algorithms and protocols (the "TRIAGE CLINICAL CONTENT") and all Intellectual Property Rights therein owned by Seller (collectively, "the ASSETS"). "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide patents and other patent rights, utility models, copyrights, trade secrets, know-how, trademarks, service marks, confidential information and other intellectual property and proprietary rights, including without limitation all applications and registrations with respect thereto. The Triage Clinical Content will be stored on a CD-ROM which will be delivered to Buyer at a mutually agreed upon time prior to the Closing for verification of completeness.

          (b) For avoidance of doubt, Buyer shall not assume or be liable for any liabilities of Seller in respect of: (i) any tax on any profit derived from the sale under this Agreement; and
               (ii) the preparation or filing of any tax returns and the payment of any taxes, license fees or other charges levied, assessed or imposed upon the business and Assets of the Seller prior to the Closing Date (as defined herein).

     SECTION 1.02 NON-ASSUMPTION OF LIABILITIES. Buyer shall not assume any liabilities of Seller or be responsible for any obligations of Seller in connection with the sale of Assets provided in Section 1.01 or otherwise arising prior to the Closing.


     SECTION 1.03 RIGHT TO EMPLOY CERTAIN OF SELLER'S EMPLOYEES. Buyer shall have the right, but not the obligation, to offer employment to those employees of Seller associated with the operation of the Business, that are set forth on
SCHEDULE 1.03.


     SECTION 1.04 EXCLUDED ASSETS. For avoidance of doubt, Seller will retain all other assets related to the Business or Seller's Fourth Generation Medical Management System (the "4G SYSTEM"), including computer systems, network equipment, certain clinical intellectual property, software applications and related intellectual property (excluding all clinical assessment guidelines, algorithms and protocols comprising the Assets), licenses to use certain technology from other vendors (the "EXCLUDED LICENSES"), and the rights to sell the 4G System and related technology (collectively the "4G SYSTEM ASSETS"). Seller's current 4G System products and the Excluded Licenses are generally set forth on SCHEDULE 1.04 hereto.

          (a) Excluded Licenses shall include all software licenses and maintenance, support and related agreements with each of Health Data Sciences Corporation, Systems Purkinje, Bolder Heuristics and Medical Scientists.

          (b) Seller shall retain the right to continue to employ all of Seller's employees related to the development, delivery and support of the 4G System, including technology support professionals, clinical and technical developers and related management and administrative personnel, except for those employees set forth on SCHEDULE 1.03.

          (c) Subject to Article 7, Seller shall retain all commercial opportunities for the license or resale of all components of the 4G System other than the Assets, including, but not limited to, all CHAMPUS/Department of Defense opportunities.

SECTION 1.05 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Assets shall be thirty-eight million four hundred thousand dollars ($38,400,000), shall be payable by certified or cashiers check, wire transfer or other same day funds, and shall be payable at the Closing, as set forth in
Section 1.06 below.

     SECTION 1.06 CLOSING. The closing of the transactions contemplated by this Agreement shall take place at 4:00 p.m. PST on December 31st, 1998, at the offices of the Seller, or such other place, time or date mutually agreed between the parties in writing (such closing being called the "CLOSING" and such date being called the "CLOSING DATE."

     SECTION 1.07 POST-CLOSING OBLIGATIONS. From time to time, at either party's request, whether at or after the Closing and without further consideration, the other party, at its expense, will execute and deliver such further instruments of conveyance and transfer and take such other action as the requesting party reasonably may require to convey and transfer to Buyer any of the Assets to be sold and otherwise to effectuate the terms of this Agreement.

                                   ARTICLE 2.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As of the date hereof and the Closing Date, Seller represents and warrants to Buyer, that:

     SECTION 2.01 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Seller is, and on the Closing Date will be, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to own and hold its properties and to carry on its business as now conducted.

     SECTION 2.02 NO BREACH. the execution, delivery and performance by Seller of this Agreement and related agreements contemplated herein do not and will not on the Closing Date (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Seller; (ii) contravene, violate, or conflict with any law, regulation, judgment, order or decree applicable to Seller; or (iii) constitute a default under or give rise to any right to terminate any agreement, contract or other instrument binding upon Seller, or any material license, permit or other similar authorization held by Seller.

     SECTION 2.03 OWNERSHIP. (i) Seller has good and marketable title to the assets and owns all right, title and interest in and to the Assets, free and clear of any and all mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances; (ii) there are no outstanding agreements or assignments inconsistent with the provisions of this Agreement or which would impair the exercise by Buyer of its full ownership rights in the Assets; (iii) no licenses or rights are required to be obtained from Seller or any third party in order for Buyer to fully exploit the Assets; (iv) no third party has been granted, and Seller shall not grant, any right in the Assets;
(v) no past or present employee or consultant of Seller has any interest in the Assets and Seller has no knowledge of facts that could reasonably be expected to give rise to such a claim; (vi) Seller owns all Intellectual Property Rights in the Triage Clinical Content and has not acquired any Intellectual Property Rights relating to the Triage Clinical Content from any third party;
(vii) Seller has no knowledge that any third party is infringing upon any of the Intellectual Property Rights; (viii) the Triage Clinical Content does not infringe the Intellectual Property Rights of any third party; (ix) the Triage Clinical Content conforms to the description in Schedule 1.01(a); and (x) the CD-ROM containing the Triage Clinical Content which was verified by Buyer has not been altered in any manner from the time of verification to the Closing and has been stored under appropriate conditions.

     SECTION 2.04 VALIDITY. Seller has the full legal power and authority to execute and deliver this Agreement and all other agreements and documents necessary to consummate the transactions contemplated hereunder and all corporate action of Seller necessary for such execution and delivery and the performance hereof and thereof will have been duly taken on or before the Closing. No stockholder action by Seller is required to transfer the Assets to Buyer or consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and all agreements related to the contemplated transaction when duly executed and delivered by Seller and, when duly executed by the Buyer, will constitute the legal, valid, and binding obligation of Seller enforceable in accordance with their terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally. The execution and delivery by Seller of this Agreement, and the performance of its obligations hereunder, does not require any action of any party other than Seller pursuant to or conflict with, or result in any violation of, or default under, or breach of any material contract, agreement or other undertaking of Seller, pursuant to any order or decree to which Seller is a party, or to which the Assets are subject, and will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or creation of any security interest under (any such event, a "CONFLICT"). No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENT ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to the company in connection with the execution and delivery of this Agreement, the sale and transfer of the Assets or the consummation of the transactions contemplated hereby.

     SECTION 2.05 LITIGATION AND INVESTIGATIONS. Except in the case of a claim Buyer may have against Seller, there is no (i) action, suit, claim, proceeding, or investigation pending or, to its knowledge, threatened against or affecting the Assets, or any of the employees providing services relating to the Assets, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Assets pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or, to the knowledge of Seller, threatened against or affecting the Assets. Seller is not in default with respect to any order, writ, injunction, or decree known to or served upon them of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

     SECTION 2.06   TRADEMARKS, PATENTS AND OTHER RIGHTS.  Set forth in

SCHEDULE 2.06 is a list of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by, or registered in the name of, Seller and relating to the Assets.

     SECTION 2.07 FEES AND COMMISSIONS. Seller has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Seller in connection with this Agreement and the transactions contemplated hereby.

     SECTION 2.08 YEAR 2000 COMPLIANCE. Seller makes no representation or warranty with regard to information systems readiness for or that the Assets will not otherwise be affected by the commencement of the year 2000.

     SECTION 2.09 OTHER APPROVALS. SCHEDULE 2.09 sets forth a list of all consents, approvals, qualifications, orders or authorizations of, or filings with, any governmental authority, including any court or other governmental third party, required in connection with Seller's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, with the exception of any clearance required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR ACT"), which clearance has been obtained.


                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF BUYER
          As of the date hereof and the Closing Date, Buyer represents and warrants to Seller:

     SECTION 3.01 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Buyer is, and on the Closing Date will be, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own and hold its respective properties and to carry on its respective business as now conducted.

     SECTION 3.02 NO BREACH. The execution, delivery and performance by Buyer of this Agreement and related agreements contemplated herein do not and will not on the Closing Date (i) contravene or conflict with the respective Articles of Incorporation or respective Bylaws of Buyer; (ii) contravene, violate, or conflict with any material law, regulation, judgment, order or decree applicable to Buyer; or (iii) constitute a default under or give rise to any right to terminate any material agreement, contract or other instrument binding upon Buyer, or any material license, permit or other similar authorization held by Buyer.

     SECTION 3.03 VALIDITY. Buyer has the full legal power and authority to execute and deliver this Agreement and all other agreements and documents necessary to consummate the transactions contemplated hereunder and all corporate action of Buyer necessary for such execution and delivery and the performance thereof will have been duly taken. This Agreement and all agreements related to the contemplated transaction when duly executed and delivered by Buyer and, when duly executed by the other parties thereto, will constitute the legal, valid, and binding obligation of Buyer enforceable in accordance with their terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally. The execution and delivery by Buyer of this Agreement, and the performance of its obligations hereunder, does not require any action of any party other than Buyer pursuant to any material contract, agreement or other undertaking of Buyer, or pursuant to any order or decree to which Buyer is a party or to which its properties or assets are subject.

     SECTION 3.04 FEES AND COMMISSIONS. Buyer has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement and the transactions contemplated hereby.

     SECTION 3.05 OTHER APPROVALS. SCHEDULE 3.05 sets forth a list of all consents, approvals, qualifications, orders or authorizations of, or filings with, any governmental authority, including any court or other governmental third party, required in connection with Buyer's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, with the exception of any clearance required under the HSR act, which clearance has been obtained.


                                   ARTICLE 4.
                         JOINT COVENANTS OF THE PARTIES

     SECTION 4.01 CONFIDENTIALITY OF BUSINESS INFORMATION. Each party shall use Confidential Information and all notes, documents and materials prepared by or for it which reflect, interpret, evaluate, include or are derived from Confidential Information ("EVALUATION MATERIAL") solely to evaluate and consider the proposed transactions. Upon the Closing, all Confidential Material and Evaluation Material relating to the Assets shall be owned by Buyer. Neither party shall use the Disclosing Party's Confidential Information or Evaluation Material to compete with or adversely affect the business or operations of the other or its Affiliates or for any other purpose except as permitted herein.
For the purposes of this paragraph "CONFIDENTIAL INFORMATION" means all information in whatever form furnished to a party or its representatives by or on behalf of the other party which is marked as confidential or which the Receiving Party should have reason to know is treated as confidential by the Disclosing Party; provided that it does not include information which (i) is already in the Receiving Party's possession, and not previously provided by the Disclosing Party, provided that such information is not known by the receiving party to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party or any third party, or
(ii) becomes generally available to the public other than as a result of a disclosure by the Receiving party or the Receiving party's representatives.
Upon request by a party at any time, the other party shall promptly return the original and all copies of all non-oral Confidential Information of the Disclosing Party and either deliver or destroy the original and all copies of all Evaluation Material.
Any party shall, upon request, certify as to its compliance with the preceding sentence. Prior to disclosing any information to a Representative, the party disclosing to such Representative shall obtain from such Representative an agreement to keep such information confidential and make no disclosure thereof, except as otherwise consistent with the terms of this
Section 6.01. In the event that any disclosure is required to be made, each party shall cooperate with the other in order to limit the disclosure to the extent permitted by law. This Section 6.01 shall survive the termination of this Agreement. Notwithstanding the foregoing, in the event that the Confidentiality Agreement between Buyer and Seller, dated as of June 17,
1998, which shall remain in effect after Closing, contains a more restrictive term with regard to use and disclosure of Confidential Information than this
Section 6.01, such agreement shall control and supercede this Section 6.01 with respect to such Confidential Information, except with respect to the Buyer's ownership upon Closing of Confidential Information and Evaluation Material relating to the Assets.

     SECTION 4.02 USE OF NAME. Buyer shall not use any and all trade names, trademarks, logos and trade dress belonging to Seller or its Affiliates, including, without limitation, those containing the words "FHS", "Foundation Health Systems", "QualMed", "4th Generation Medical Management", or "HealthLine", on its literature, inventory, products, labels, packaging, supplies or other materials relating to the Business as soon as available supplies thereof are exhausted and in any event within ninety (90) days after the Closing Date. Buyer shall re-label (by sticker or other reasonable method) its products, literature and other materials and supplies with its own trade name.

SECTION 4.03 ANNOUNCEMENTS. The initial press releases with respect to the execution of this Agreement shall be reasonably acceptable to Buyer and Seller. Thereafter, so long as this Agreement is in effect, neither Buyer nor Seller nor any of their respective Affiliates shall issue or cause the publication of any press release with respect to the transactions contemplated hereby or this Agreement without consulting with the other party, except as may be required by law or by any listing agreement with a national securities exchange or market.

     SECTION 4.04 RELEASE. In consideration for the sale of the Assets hereunder, Buyer, for itself and its affiliates, hereby fully releases and discharges Seller, its subsidiaries, divisions, successors, assigns, representatives, shareholders, officers, directors, agents, employees, representatives, and assigns (collectively for purposes of this section "SELLER") from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed ("CLAIMS"), which Buyer has or hereafter may have against Seller, solely to the extent such Claims arise out of or in any way relate to the Assets and Seller's ownership and use thereof prior to the Closing. This release does not apply to any Claim based upon or asserted to be based upon an act, omission or occurrence to the extent occurring subsequent to Closing. It is further understood and agreed that all rights under Section 1542 of the Civil Code of California are hereby expressly waived by Buyer. Said section reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of Seller pursuant to this Section 4.04 and under the terms hereof, Buyer expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which Buyer does not know or suspect to exist in its favor at the time of execution hereof, and this release contemplates the extinguishment of any such claim or claims. This Section 4.04 shall be in, and remain in, effect as a full and complete release according to its terms, notwithstanding the discovery or existence of any additional or different facts. Notwithstanding anything herein to the contrary, nothing in this Section 4.04 shall prevent Buyer from enforcing its rights pursuant to this Agreement, that certain Master Services Agreement by and among Seller and Buyer, of even date herewith (the "SERVICES AGREEMENT"), and that certain License Agreement between Seller and Buyer, of even date herewith.


                                   ARTICLE 5.
                            NON-COMPETITION COVENANT

     SECTION 5.01 NON-COMPETITION. Seller will not compete with Buyer during the term of the Services Agreement, and for two years following its termination. During the term of the Services Agreement and for two (2) years following its termination, Seller shall not, directly or indirectly, own, operate, manage or control, or participate in the ownership, operation, management or control of, or be connected with or have any interest in or license or sublicense any Intellectual Property Rights to any enterprise, person, firm, corporation or business that is engaged in the commercial delivery of telephonically - based triage services (including referral and health care assessment services delivered as part of telephonically based triage services) or that licenses clinical triage algorithms and guidelines for use by others in the provision of telephonically - based triage services, provided that this covenant shall not apply to the activities of Managed Health Network, Inc. as conducted on the date hereof and shall not prohibit the Seller from (i) providing provider referral services to Members (as defined in the Services Agreement), or (ii) undertaking utilization review relating to Members. Notwithstanding the foregoing, if there is a change of control of Seller such that more than fifty percent (50%) of the ownership interest with respect to Seller prior to such change of control event is held after such event by an unrelated person or entity (the "ACQUIROR"), and such Acquiror operates telephonically-based triage services, such Acquiror and Seller shall have the right, at its discretion, either to (i) extinguish the noncompetition covenant set forth herein by making a liquidated damages payment of Ten Million Dollars ($10,000,000) in immediately available funds to Buyer, or
(ii) extinguish the noncompetition covenant set forth herein by extending the term of the Services Agreement until the date two (2) years from the later of the previously-existing date of termination thereunder or the date of consummation of such change of control of Seller and maintaining services pursuant thereto during the extension period for at least as many Members (as defined in the Services Agreement) as were receiving services pursuant thereto immediately prior to the earlier of Seller's execution of an agreement in connection with such change of control or public announcement that either an offer had been made to consummate, or Seller was in discussions to consummate, a change in control.

     SECTION 5.02 SEVERABILITY. If any particular prohibition or restriction contained in Section 5.01 is judged by a court of competent jurisdiction to be unenforceable, but would be judged enforceable by a court of competent jurisdiction if that particular prohibition or restriction was deleted or reduced, then the prohibitions or restrictions contained in Section 5.01 shall apply with that particular prohibition or restriction deleted or reduced by the minimum amount necessary.

     SECTION 5.03   ACKNOWLEDGEMENTS.  Seller acknowledges that:

          (a) The prohibitions and restrictions contained in Section 5.01 are reasonable and necessary; and

          (b) Seller has received valuable consideration for agreeing to the covenants in Section 5.01.

     SECTION 5.04 DAMAGES. Seller and Buyer acknowledge that it will be difficult to compute the amount of damage or loss to Buyer if Seller violates any of its agreements under Section 5.01, that Buyer will be without an adequate legal remedy if Seller violates the provisions of this Section 5.01 and that any such violation may cause substantial irreparable injury and damage to Buyer not fully compensable by monetary damages. Therefore, Seller and Buyer agree that in the event of any violation by Seller of this Section 5.01, Buyer shall be entitled (i) to recover from Seller monetary damages,
(ii) to obtain specific performance, injunctive or other equitable relief, of either a preliminary or permanent type, and (iii) to seek any and all other available rights or remedies at law or in equity which may be exercised concurrently with the rights granted hereunder.

     SECTION 5.05 TERMINATION OF COVENANT. At any time that Seller elects to terminate the Services Agreement, as provided therein, Seller shall have the right to terminate the provisions of this Article 5 upon payment to Buyer of the amount of Ten Million Dollars ($10,000,000) in immediately available funds, in addition to any payment due under the Services Agreement.

                                   ARTICLE 6.
                                INDEMNIFICATIONS

     SECTION 6.01 SELLER'S INDEMNIFICATION. Seller agrees to indemnify and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) incurred or maintained by Buyer because of any inaccuracy in, or breach or violation of, the representations, warranties, and covenants made by Seller in this Agreement. Seller agrees to indemnify and hold Buyer harmless from any and all claims and liabilities arising out of the activities of Seller relating to the Assets prior to the Closing Date.

     SECTION 1.02 BUYER'S INDEMNIFICATION. Buyer agrees to indemnify and hold Seller harmless from and against any and all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) incurred or sustained by Seller because of any inaccuracy in, or breach or violation of, the representations, warranties, and covenants made by it in this Agreement.

     SECTION 6.03 LIMITATION ON AND EXPIRATION OF INDEMNIFICATION. Notwithstanding anything in this Article 6 to the contrary, Seller's rights to indemnification from Buyer, and Buyer's rights to indemnification from Seller shall be limited as follows:

          (a) All rights of the parties hereto to indemnification hereunder for breaches of representations and warranties (other than those set forth in Section 2.03 hereof) shall expire one (1) year after the closing date; PROVIDED, HOWEVER, if, prior to such expiration, a state of facts shall have become known which threatens to give rise to a liability against which any party hereto would be entitled to indemnification hereunder and the indemnified party shall have given notice of such facts to the indemnifying party, then the rights of the indemnified party to indemnification with respect to such liability shall continue until such liability shall have been finally determined and disposed of; PROVIDED, FURTHER, that Seller shall continue to indemnify and hold harmless Buyer for any breach of the representations and warranties under Section
               2.03 herein for the term of the services agreement.

          (b) No party shall be shall be entitled to indemnification pursuant to Section 6.01 or 6.02 unless and until the aggregate amount of damages to which the foregoing indemnity relates, sustained by such party with respect to any individual claim, exceeds $100,000.

     SECTION 6.04 NOTICE AND CONTROL OF LITIGATION. If any claim or liability is asserted in writing against a party entitled to indemnification under this Article 6 (the "INDEMNIFIED PARTY") which would give rise to a claim under this Article 6, the Indemnified Party shall notify the person providing the indemnity ("INDEMNIFYING PARTY") in writing of the same within thirty (30) days of receipt of such written assertion of a claim or liability. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation. If the Indemnifying Party, within ten (10) days after notice of such claim, fails to defend such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. Anything in this Section
6.04 notwithstanding, (i) if there is a reasonable probability that a claim may adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise and settle such claim, and
(ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect to such claim. All parties agree to cooperate fully as necessary in the defense of such matters. Should the Indemnified Party fail to notify the Indemnifying Party in the time required above, this indemnity shall terminate and be of no further force and effect with respect to the subject matter of the required notice in the event that the Indemnified Party's failure to notify in the time required above adversely affects the Indemnifying Party's ability to defend such matter.

     SECTION 6.05 ADJUSTMENT FOR INSURANCE AND TAXES. The amount which an Indemnifying Party is required to pay to, for or on behalf of the other party (hereinafter referred to as an "INDEMNITEE") pursuant to this Article 6 shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of such Indemnitee in reduction of the related indemnifiable loss (the "INDEMNIFIABLE LOSS") and (ii) to take account of any tax benefit realized as a result of any Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereinafter sometimes called an "INDEMNITY PAYMENT". If an Indemnitee has received or has had paid on its behalf an Indemnity Payment for an Indemnifiable Loss and subsequently receives insurance proceeds for such Indemnifiable Loss, or realizes any tax benefit as a result of such Indemnifiable Loss, then the Indemnitee shall (x) promptly notify the Indemnifying Party of the amount and nature of such proceeds and benefits and (y) pay to the Indemnifying Party the amount of such insurance proceeds or tax benefit or, if lesser, the amount of the Indemnity Payment.

     SECTION 6.06 MITIGATION OF LOSS. Each Indemnitee is obligated to use all reasonable efforts to mitigate to the fullest extent practicable the amount of any Indemnifiable Loss for which it is entitled to seek indemnification hereunder, and the Indemnifying Party shall not be required to make any payment to an Indemnitee in respect of such Indemnifiable Loss to the extent such Indemnitee failed to comply with the foregoing obligation.

     SECTION 6.07 SUBROGATION. Upon making any Indemnity Payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the payment relates; PROVIDED, HOWEVER, that until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute, upon request, all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     SECTION 6.08 EXCLUSIVE REMEDY. Following the Closing, and with the exception of the provisions of Articles 4 and 5, the indemnities provided for in this Article 6 shall be the sole and exclusive remedies of the parties and their respective officers, directors, employees, Affiliates, agents, representatives, successors and assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are, by their terms, to be performed after the Closing Date). The parties shall not be entitled to a recission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise, including, without limitation, under the Racketeer Influence and Corrupt Organizations Act of 1970, as amended), all of which the parties hereby waive, PROVIDED, HOWEVER, nothing herein is intended to waive any claims for fraud.

                                   ARTICLE 7.
                                 MISCELLANEOUS

     SECTION 7.01   DEFINITIONS.  For the purposes of this Agreement:

          (a) The term "KNOWLEDGE" shall be defined as actual knowledge and knowledge of such other facts as to show bad faith;

          (b) The term "AFFILIATE" (or "AFFILIATES") shall mean an entity that is controlled by, controls, or is under common control with a party (directly or indirectly).

     SECTION 7.02 AMENDMENTS. This Agreement may not be amended or modified without the written consent of the parties hereto.

     SECTION 7.03 WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement at any one time shall not be deemed a waiver of such term, covenant, or condition at any other time nor shall any waiver or relinquishment of any right or power herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

     SECTION 7.04 NOTICES. All notices, payments, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid, and return receipt requested to the parties, addressed as follows (or at such other addresses as designated by the parties from time to time):

                    IF TO SELLER:  Foundation Health Systems, Inc.
                                   21600 Oxnard Street
                                   Woodland Hills, California  91367
                                   Attn:  President and Chief Executive,
                                          Government Operations and Specialty
                                          Services





                    IF TO BUYER:   Access Health, Inc.
                                   335 Interlocken Parkway
                                   Broomfield, Colorado  80021
                                   Attn:  General Manager

     SECTION 1.05 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.06 ENFORCEABILITY AND SEVERABILITY. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal, or unenforceable in any proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     SECTION 7.07 GOVERNING LAWS AND CONSENT TO JURISDICTION. The laws of the State of California (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties. Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in the State of California (and the California state and Federal courts having jurisdiction over appeals therefrom) in respect of the transactions contemplated by this Agreement, the other agreements and documents referred to herein and the transactions contemplated by this Agreement and such other documents and agreements.

     SECTION 7.08 SECTION TITLES. The titles of the sections have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Agreement.

     SECTION 7.09 ASSIGNMENT. This Agreement shall not be assignable or delegated by any party without the prior written consent of the other except that Buyer may assign this Agreement to its parent company without prior written consent.

     SECTION 7.10 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     SECTION 7.11 SURVIVAL OF AGREEMENTS. All representations and warranties made in Sections 2 or 3 herein shall be effective as of the Closing Date and shall survive the execution and delivery of this Agreement until one (1) year from the date of Closing, except for Seller's representation and warrranty under
Section 2.03, which shall survive until the termination of the Services Agreement. All statements contained in any certificate or other instrument delivered by Buyer or Seller, hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that entity. Such representations and warranties shall survive until the time specified herein in full force and effect notwithstanding any investigation by the party relying upon them.

     SECTION 7.12 BROKERAGE. Each party hereto will indemnify and hold the others harmless against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements, or understandings made or claimed to have been made by such party with any third party.

     SECTION 7.13 PARTIES IN INTEREST. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Seller acknowledges that Buyer's corporate parent is in the process of being acquired by McKesson Corporation.

     SECTION 7.14 REMEDIES. All remedies for breach of this Agreement shall be cumulative.

     SECTION 7.15 THIRD PARTIES. Except as specifically provided herein, this Agreement does not and is not intended to create any rights in any person or entity which is not a party to this Agreement.

     SECTION 7.16 SPECIFIC PERFORMANCE. Each party acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties will (a) waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) be entitled, in addition to any other remedy to which they may be entitled, at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 7.04.

     SECTION 7.17 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement and understanding of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are incorporated herein by reference.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the day and year first written above.

ACCESS HEALTH, INC.               FOUNDATION HEALTH SYSTEMS, INC.


By:   /s/ Joseph P. Tallman       By:   /s/ Gary S. Velasquez
     --------------------------       -----------------------------------------

          Joseph P. Tallman                 Gary S. Velasquez
     --------------------------       -----------------------------------------
      Print Name                        Print Name
             President                      President/CEO Government & Specialty
     --------------------------       -----------------------------------------
      Title                                 Services Division
     --------------------------       -----------------------------------------
                                        Title